Exhibit 23(a)(xi) under Form N-1A
                                     Exhibit 3(i) under Item 601/Reg. S-K


                        THE BILTMORE FUNDS

                         Amendment No. 10
                              to the
             AMENDED AND RESTATED DECLARATION OF TRUST
                      dated February 24, 1992


    Strike segment (a) of Section 3 of Article IV from the Declaration of Trust and substitute in its place the following:

    "(a) the term of office of a Trustee shall expire when he shall have reached age seventy-two (72) and shall have served in office as a Trustee for at least eight (8) years;"

      The undersigned Assistant Secretary of The Biltmore Funds hereby certifies that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 6th day of March, 1997.

      WITNESS the due execution hereof this 6th day of March, 1997.

                                    /S/ GAIL CAGNEY

                                    Gail Cagney
                                    Assistant Secretary